              PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       AVERAGE INITIAL PREMIUM = $35,000.


LAST YEAR ENDING 12/31/97

                                  Managed   Mid-Cap                                   Aggressive
                   Money Market    Bond      Equity     Capital Income   Blue Chip      Growth      International   Global Value
Start Date
Beginning AUV          #N/A        #N/A       #N/A         #N/A           #N/A           #N/A         #N/A
End Date
Ending AUV
Annual Fee ($30)
CDSC
Ending ERV
AATR W/Drawal
AATR  Account

Dollar Values are per $1000 of initial premium
Average Annual Total Return (AATR) of Surrender Value = [ERV/$1000]-1 $30 Annual Fee waived if contract value over $50,000

              PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       AVERAGE INITIAL PREMIUM = $35,000.

LAST 3 YEARS ENDING 12/31/97

                       Money    Managed    Mid-Cap  Capital                  Aggressive
                       Market     Bond     Equity    Income     Blue Chip      Growth     International     Global Value
Start Date             #N/A       #N/A      #N/A      #N/A        #N/A          #N/A          #N/A             #N/A
Beginning AUV
End Date
Ending AUV
Annual Fee ($30)
CDSC
Ending ERV
AATR W/Drawal
AATR  Account

Dollar Values are per $1000 of initial premium
Average Annual Total Return (AATR) of Surrender Value = [(ERV/$1000)(to the power of)(1/3)]-1
$30 Annual Fee waived if contract value over $50,000

              PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       AVERAGE INITIAL PREMIUM = $35,000.

LAST 5 YEARS ENDING 12/31/97


                       Money    Managed    Mid-Cap  Capital                  Aggressive
                       Market     Bond     Equity    Income     Blue Chip      Growth     International     Global Value
Start Date             #N/A       #N/A      #N/A      #N/A        #N/A          #N/A          #N/A             #N/A
Beginning AUV
End Date
Ending AUV
Annual Fee ($30)
CDSC
Ending ERV
AATR W/Drawal
AATR  Account

Dollar Values are per $1000 of initial premium
Average Annual Total Return (AATR) of Surrender Value = [(ERV/$1000)(to the power of)(1/5)]-1
$30 Annual Fee waived if contract value over $50,000

              PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       AVERAGE INITIAL PREMIUM = $35,000.

LAST 10 YEARS ENDING 12/31/97

                       Money    Managed    Mid-Cap  Capital                  Aggressive
                       Market     Bond     Equity    Income     Blue Chip      Growth     International     Global Value
Start Date             #N/A       #N/A      #N/A      #N/A        #N/A          #N/A          #N/A             #N/A
Beginning AUV
End Date
Ending AUV
Annual Fee ($30)
CDSC
Ending ERV
AATR W/Drawal
AATR  Account

Dollar Values are per $1000 of initial premium
Average Annual Total Return (AATR) of Surrender Value = [(ERV/$1000)(to the power of)(1/10)]-1
$30 Annual Fee waived if contract value over $50,000


              PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       AVERAGE INITIAL PREMIUM = $35,000.

FROM INCEPTION OF FUND


                     Money       Managed       Mid-Cap       Capital                   Aggressive
                     Market       Bond         Equity        Income       Blue Chip       Growth      International   Global Value
Start Date           2/28/97      2/28/97       2/28/97       2/28/97       2/28/97        2/28/97       2/28/97
Beginning AUV      10.000000    10.000000     10.000000     10.000000     10.000000      10.000000     10.000000
End Date            12/31/97     12/31/97      12/31/97      12/31/97      12/31/97       12/31/97      12/31/97
Ending AUV         10.302622    10.534954     12.630813     11.341184     12.182892      11.628017      9.938797
Days                     306          306           306           306           306            306           306
Annual Fee ($30)  $     0.86   $     0.86    $     0.86    $     0.86    $     0.86     $     0.86      $   0.86
CDSC              $    63.00   $    63.00    $    63.00    $    63.00    $    63.00     $    63.00      $  63.00
Ending ERV        $   965.55   $   988.78    $ 1,198.37    $ 1,069.40    $ 1,153.57     $ 1,098.09      $ 929.17
AATR W/Drawal          -3.36%       -1.04%        19.92%         7.03%        15.44%          9.89%        -7.00%
AATR  Account           3.03%        5.35%        26.31%        13.41%        21.83%         16.28%        -0.61%


Dollar Values are per $1000 of initial premium
Average Annual Total Return (AATR) of Surrender Value = [(ERV/$1000)]-1 $30 Annual Fee waived if contract value over $50,000

        PACIFIC INNOVATIONS VARIABLE ANNUITY SEPARATE ACCOUNT PERFORMANCE


THE RESULTS SHOWN IN THIS SECTION ARE NOT AN ESTIMATE OR GUARANTEE OF FUTURE INVESTMENT PERFORMANCE.


           TOTAL RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1997.
                   ALL NUMBERS ARE EXPRESSED AS A PERCENTAGE.

                                           1 YEAR                     SINCE INCEPTION
                                           ------                     ---------------
VARIABLE ACCOUNTS                    AV             FWV              AV            FWV
-----------------                    --             ---              --            ---
Money Market ..............          N/A            N/A             3.03          -3.36
Managed Bond ..............          N/A            N/A             5.35          -1.04
Mid-Cap Equity ............          N/A            N/A            26.31          19.92
Capital Income ............          N/A            N/A            13.41           7.03
Blue Chip .................          N/A            N/A            21.83          15.44
Aggressive Growth .........          N/A            N/A            16.28           9.89
International .............          N/A            N/A            -0.61          -7.00
Global Value ..............          N/A            N/A


MAJOR INDICES                                        1 YEAR         3 YEARS       5 YEARS       10 YEARS
-------------                                        ------         -------       -------       --------
Morgan Stanley Capital International EAFE              1.78           6.27          11.4            6.25
Morgan Stanley Capital Emerging Markets Free         -11.60          -3.86           7.57
Lehman Brothers Govt./Corp. Bond Bond                  9.76          10.43           7.61           9.15
Lehman Brothers Govt. Long-Term Bond                  14.52          14.22           9.97          11.03
Russell 2000                                          22.36          22.34          16.40          15.76
Russell 2500                                          24.36          24.92          17.60          16.94
Standard & Poor's 500 Stock                           33.36          31.15          20.27          18.05



                                     Page 1